Exhibit 10.1

Filing # 150338462 E-Filed 05/26/2022 08:07:12 AM

IN THE CIRCUIT COURT OF THE NINETH JUDICIAL CIRCUIT

IN AND FOR ORANGE COUNTY, FLORIDA

SMALL CAP COMPLIANCE, LLC,
a Foreign Limited Liability Company
Petitioner,		CASE NO.: 2021-002770-0
vs.

VESTIAGE, INC.,
a Florida for profit corporation
Respondent.

/

ORDER GRANTING PETITIONER'S SECOND MOTION FOR JUDICIAL DEFAULT

AGAINST RESPONDENT AND ORDER GRANTING MOTION FOR APPOINTMENT

OF CUSTODIAN WITHOUT PREJUDICE

THIS CAUSE came before the Court on May 9, 2022, on Petitioner's Second Motion for Judicial Default and to Appointment Petitioner as Custodian and the Court, having reviewed the file, heard arguments from counsel, reviewed the evidence, and otherwise been fully advised, rules as follows:

1.             The Respondent was unable to be served through its last known Registered Agent, M. Gregory Cutler, or at its last known principal place of business, the Respondent last updating its corporate filings with the state of Florida on September 9, 2015 with its last known officer and director resigning.

2.              The Respondent was served through the Secretary of State of the State of Florida as of February 14, 2022, pursuant to FLA. STAT.§ 48.181.

3.             As of the date of this hearing, the Respondent has failed to file a responsive pleading to the Petition in the time allotted and has otherwise failed to defend this matter.

Therefore, it is ORDERED AND ADJUDGED that Petitioners Motion for Judicial Default is GRANTED and a Judicial Default shall enter against the Respondent for failure to file a responsive pleading and defend against this action and further finds:

1

4.             At all times relevant hereto, Rhonda Keaveney (hereinafter "Ms. Keaveney") was and is Manager of SMALL CAP COMPLIANCE, LLC (hereinafter "SMALL CAP"), a company that is a shareholder of VESTIAGE, INC. (hereinafter "Respondent").

5.             The Petition requests appointment of a custodian or receiver for a Florida corporation. Therefore, jurisdiction and venue are proper in Florida and in this judicial district as Respondent's principal place of business is located in Orange County, Florida.

6.              On September 26, 2014, Respondent was administratively dissolved by the State of Florida for failure to file an annual report and pay annual fees.

7.              On November 5, 2020, Ms. Keaveney, on behalf of Petitioner, sent demand letters to Respondent's last known address and addresses she was able to find on Google, OTC Markets, and the Florida Department of State website demanding Respondent's officers and directors to reinstate the corporation and to schedule a shareholder meeting.

8.              Petitioner received no response to the demand letters sent to Respondents last known address and addresses she was able to find on Google, OTC Markets, and the Florida Department of State.

9.              Thereafter, Petitioner was forced to serve Respondent by and through the Secretary of State of the State of Florida on February 14, 2022, pursuant to FLA. STAT. § 48.181.

10.            Respondent has not filed its annual report with the State of Florida since 2012. Petitioner has no knowledge of any meetings or corporate action taken since that date.

11.            Respondent is currently publicly traded, but it could lose said privilege due to its non-compliance with state and federal laws.

12.            Ms. Keaveney, as Manager of SMALL CAP, qualifies for relief under section 607.0748(1) of the Florida Statutes.

13.            The directors and shareholders of Respondent are functionally deadlocked. No corporate action of record has occurred since September 9, 2015, when the last known office and director of Respondent resigned. Petitioner is unaware of any annual meetings or other corporate action that has occurred since 2012. There is no information available to any of the shareholders on the makeup of the shareholders, board of directors, or officers beyond what Ms. Keaveney could glean from the Florida Secretary of State's website as well as through GlobeNewswire, Reuters, MarketWatch, Guru Focus, Investors Hub, Bloomberg, ADVFN, Business Insider, and OTC Markets. Therefore, Respondent is in functional deadlock until a shareholder receives authority to call a special shareholders' meeting.

14.            As Respondent is not in compliance with federal and state law as more fully described in the Petition and Motion for Appointment of Custodian, irreparable injury is threatened or being suffered.

15.            If delisted from public trade and its stock is only available privately, Respondent and its shareholders would suffer substantial harm. As a publicly held corporation, Respondent is required to provide "current public information" to its shareholders under the Securities Exchange Act of 1933 but has not published such information for years.

16.            Respondent has failed to respond or otherwise defend this action.

17.            The Respondent failed to appear at the hearing on May 9, 2022.

2

Therefore, it is ORDERED AND ADJUDGED the Motion for Appointment of Custodian is hereby:

GRANTED: Rhonda Keaveney, as Manager of SMALL CAP COMPLIANCE, LLC, is hereby appointed custodian of VESTIAGE, INC. (hereinafter "Respondent"), thereby allowing her to exercise all of the powers of the corporation, through or in place of its board of directors, to the extent necessary to manage the business and affairs of the corporation, dispose of all or any part of the assets of the corporation wherever located, if disposition is first authorized by the Court, and to sue or defend in custodian's own name as custodian in all Courts of this State.

As custodian ofVESTIAGE, INC., Ms. Keaveney shall further:

a.             Appoint a Registered Agent and appoint interim officers and directors to start to bring Respondent in compliance with Florida law and the Securities and Exchange Act of 1933.

b.             As Custodian, call a Special Meeting of the shareholders of Respondent to be held subject to the terms and conditions hereinafter specified for the purpose of electing a board of directors of Respondent to serve until the next annual meeting of Respondent's shareholders is held and the successors of the elected directors might be elected or appointed and qualified.

c.              Ensure the Special Meeting will be held at a location and at a time and date to be selected by Ms. Keaveney, which is not a weekend or a legal holiday, and which is more than ten (10) days from the date on which copies of a notice of the meeting shall be mailed in a manner that is consistent with Florida law and any orders as the Court might make and enter.

d.             Ensure that the persons and entities entitled to receive notice of the shareholders' meeting are the record owners of the stock certificates and the registered officers and directors of Respondent as specified in the current shareholder list for Respondent and that notice shall be mailed to the addresses as set forth therein.

e.             Ensure that such shares of Respondent are owned by shareholders of record and are represented at the shareholders' meeting in person or by a valid proxy, shall constitute a quorum to conduct an election of directors of Respondent and shall otherwise be entitled to participate in the shareholder meeting and to vote in the election.

f.              Report back to this Court with an Initial Report due sixty (60) days from the date of this Order. Thereafter, Ms. Keaveney, as Custodian, shall continue to file Reports updating this Court on her progress every ninety (90) days until the Custodianship is completed and/or terminated.

1.             Ms. Keaveney, as Custodian, and those parties hired by Ms. Keaveney as Custodian to assist in the performance of its duties, are entitled to reasonable compensation from the assets now held by or in possession or control of or which may be received by Respondent. Any compensation shall be commensurate with Ms. Keaveney's and those parties hired by Ms. Keaveney as Custodian, duties and obligations under the circumstances and are subject to Court approval.

3

DONE AND ORDERED in Chambers at the Orange County Courthouse, Orlando, Florida this 241h day of May, 2022.

/s/ Jeffrey L. Ashton
Jeffrey L. Ashton
CIRCUIT JUDGE

CERTIFICATE OF SERVICE

I HEREBY CERTIFY that I electronically filed the foregoing, via the Florida Courts E Filing Portal, which will send a Notice of Electronic Filing to the parties listed. The Court further Orders the Moving Party, and if no Moving Party, the Plaintiff, to IMMEDIATELY serve a true and correct copy of this Order to all parties/counsel(s) of record, for whom service is not included in E-file service and file proof of such service with the Clerk of the Court.

/s/ Keitra Davis

Judicial Assistant

4